Exhibit 99.1

Loop Media Strengthens Balance Sheet

Conversion of significant debt to equity and extension of short-term note delivers significantly improved debt position for the company as it looks forward to the year ahead

Glendale, CA – September 13, 2023 — Loop Media, Inc.(NYSE American: LPTV) (“Loop Media”), the free streaming television media company for businesses which provides over 2 billion video views every month via restaurants, retail businesses, office buildings, doctors’ offices, airports, bars and college campuses, has converted approximately $4.4 million of short-term debt and accrued interest into 6,005,487 shares of Loop Media common stock, at a conversion price of $0.74 per share – a premium to the closing price of Loop Media’s common stock on NYSE American on September 11, 2023 of $0.535 per share. In addition, Loop Media has also rolled over approximately $2.3 million of short-term indebtedness due in September 2023 into Loop Media’s $4.0 million line of credit due in May 2025. These steps are intended to help shore up Loop Media’s balance sheet as it moves forward into its new fiscal year starting October 1, 2023, by eliminating $4.4 million of indebtedness on the balance sheet and moving $2.3 million of short-term debt into long-term debt. These transactions eliminate 6.7 million of short-term debt from Loop Media’s balance sheet, which constitutes a majority of Loop’s short-term debt.

“Last week, we held an extensive board session, annual budget meeting and business review for the challenges experienced over the last few quarters, as well as the business plan and expectations for fiscal 2024, and despite a challenging 2023, I am confident in Loop Media’s business model and management team. To evidence that confidence and to further support our business and all shareholders and other stakeholders, I have gladly agreed to support Loop and improve its debt position by converting a significant amount of debt due to myself and affiliated parties into equity as well as extending other short-term debt into longer term debt.” said Bruce Cassidy, Chairman of Loop Media, Inc. “While the recent declines in our share price is not a welcomed development, I am confident in the fundamentals of the business, the overall opportunity and the steps being taken by management to reduce costs and strengthen the business, as we seek to maintain and improve growth,” Mr. Cassidy continued.

“We appreciate the support of our Chairman and the rest of our board after their review of our growth plans for the coming year. Our team intends to focus on implementing our business plan and continue to seek opportunities to grow our business while focusing on strengthening the bottom line,” said Jon Niermann, CEO and Co-founder. “We believe that fiscal year 2024 will provide some unique opportunities for us, and that through the implementation of our business plan, we can achieve both top and bottom line growth.”

In addition to the conversion of debt into equity and extending the due date of certain of our short-term debt, Loop Media has further tightened cost control and has identified certain areas for further reductions in our SG&A for fiscal 2024, all while maintaining our commitment to the growth of its revenue and platform distribution. Senior Management of Loop Media is dedicated to the business and its stakeholders and has agreed to significantly reduce their salaries for the time being. In addition, no management bonuses will be paid for fiscal 2023 and several cost centers will be reduced in size while sales, revenue and marketing will continue to aggressively expand and push forward with the strategic plans where it makes sense to do so.

On September 12, 2023, Loop Media and Excel Family Partners, LLLP (“Excel”) entered into a Note Conversion Agreement, pursuant to which Excel agreed to convert $4.4 million of short-term debt, including interest, under the Loop Media non-revolving line of credit agreement entered into on April 25, 2022 (the “Excel 2022 Debt"), into 6,005,487 shares of Loop Media common stock at a per share price of $0.74. Loop Media and Excel also entered into a Pay Off Letter Agreement on September 12, 2023, pursuant to which Loop Media paid off $2.27 million of short-term debt plus accrued interest due September 28, 2023, under Loop Media’s secured non-revolving line of credit loan agreement, entered into on May 31, 2023 (the “Excel 2023 Debt”). Excel agreed to convert this amount into longer term debt due May 10, 2025, under the secured non-revolving line of credit loan agreement entered into on May 10, 2023, between Loop Media and various lenders, including Excel (the “2025 LOC”). As a result of these transactions, the $6.7 million in principal and interest aggregate indebtedness under the Excel 2022 Debt and the Excel 2023 Debt will be extinguished and indebtedness under the 2025 LOC will be increased by $2.27 million. Under the terms of the 2025 LOC, Excel will also be issued a warrant to purchase 209,398 shares of Loop Media common stock. The warrant has an expiration date of May 10, 2026, and is exercisable immediately at an exercise price of $4.33 per share. After these transactions, outstanding principal amount of indebtedness under the 2025 LOC will be $3.17 million.

The offer and sale of the securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the private placement and the shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Loop Media, Inc.

Loop Media, Inc. (“Loop Media”) (NYSE American: LPTV) is a leading digital out of home (“DOOH”) TV and digital signage platform optimized for businesses, providing free music video, news, sports, and entertainment channels through its Loop TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop Player.

Loop Media’s digital video content reaches millions of viewers in DOOH locations including bars/restaurants, office buildings, retail businesses, college campuses, airports and on free ad-supported TV platforms and at local gas stations on GSTV terminals in the United States.

Loop is fueled by one of the largest and most important short form entertainment libraries that includes music videos, movie trailers and live performances. Loop Media’s non-music channels cover a multitude of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos and more. Loop Media’s streaming services generate revenue from advertising, sponsorships, and from subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media’s expected 2023 results, ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media’s ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s SEC filings are available at www.sec.gov.

Loop Media Press Contact – PhillComm Global PR Agency

Jon Lindsay Phillips
jon@phillcomm.global

Investor Relations – Loop Media

ir@loop.tv